SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               ------

                              FORM 8-K

                           CURRENT REPORT




                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported)
                            May 28, 1996



                        VALLEY NATIONAL BANCORP
       (Exact name of registrant as specified in its charter)



                             New Jersey
           (State or other jurisdiction of incorporation)



        0-11179                              22-2477875
(Commission File Number)          (IRS Employer Identification No.)



             1455 Valley Road, Wayne, New Jersey 07470
              (Address of principal executive offices)



                         (201) 305-8800
      (Registrant's telephone number, including area code)






Item 5.     Other Events.

       On May 28, 1996, Valley National Bank ("VNB"), a commercial bank subsidiary of Valley National Bancorp ("Valley"), issued a joint press release with Wakefern Food Corporation to announce the commencement of a co-branded credit card, the ShopRite MasterCard, to be issued by VNB. A copy of the press release is an Exhibit to this Form 8-K. VNB, which issues its own credit cards and affinity cards, had disclosed in its recent 10-Qs and l0-K that it had entered into a letter of intent for this co-branded program with a then undisclosed party.

       The ShopRite MasterCard will offer a 2% rebate on most ShopRite supermarket purchases and a 1% rebate on purchases at all other locations. Rebates are distributed in the form of ShopRite Reward Certificates which may be used at ShopRite supermarkets and pharmacies to purchase food and merchandise.

       ShopRite operates 182 stores in New Jersey, New York,
Pennsylvania, Delaware, Connecticut and Massachusetts. VNB, as of
June l, 1996, had mailed first class, prior approval letters to ShopRite customers.

       The ShopRite Card has no annual fee, an interest-free payment option on ShopRite purchases, a 9.9% APR on transfer balances guaranteed for two years following the account opening, a 7.9% APR on purchases for six months following the opening date and a $5
Bonus Reward Certificate for making the first purchase.

       Valley anticipates that the ShopRite MasterCard, which is VNB's first co-branded credit card, will significantly expand VNB's outstanding cards and significantly increase its interest-bearing outstanding credit card balances.*

       Valley anticipates that the co-branded card program will have a positive affect on earnings in 1997, but the introduction of the co-branded program will have a slight adverse affect on earnings over the remainder of 1996 since the start-up expenses and charges will exceed the revenues from the program during 1996.* However, there can be no assurance that the co-branded card will have in 1997 a positive impact on earnings or the extent of any positive impact or that the adverse affect in 1996 will be slight. In accordance with generally accepted accounting principles, Valley intends to capitalize the substantial out-of-pocket costs associated with generating the new cards and amortize such costs over the anticipated average life of cards (approximately 4 years).*

       Valley, commencing in 1995, began hiring employees for the program. As of June l, 1996, VNB had hired an additional approximately 40 persons for the program and VNB anticipates hiring a total of approximately 80 persons by 1997.*


NOTE:

       * The statements concerning the impact of VNB's co-branded program on Valley's earnings for 1996 and 1997, the estimated expenses and estimates of employees to be hired, as well as the increase in VNB's outstanding credit cards and interest bearing account balances, all are forward looking statements under the Private Securities Litigation Reform Act of 1995. The correctness of the estimates and forward looking statements depend upon a number of factors and the actual results may differ materially from Valley's estimates. While Valley has developed its estimates of the impact of the co-branded card program after taking into account what it considers to be relevant factors, the actual expenses and results may vary, depending upon a number of factors, including but not limited to the following: Valley assumes that it will, in accordance with generally accepted accounting principles, capitalize and amortize over a period of 4 years the substantial out-of-pocket costs to it of generating the new cards, that a significant percentage of the solicited customers will sign-up for the ShopRite MasterCard, that Valley will generate an estimated $75 million of interest-bearing receivables outstanding at the end of 1996 and $270 million of interest-bearing receivables outstanding at year-end 1997, that a significant portion of the new cardholders will roll-over interest bearing balances from other credit cards, that a majority of the cardholders will not pay their outstanding balances in full each month, that the interest rate environment during 1996 and 1997 generally will remain at present levels so that the introductory rates will be profitable to VNB, that the co-branded agreement with Wakefern will continue, that the cardholders will generally maintain their cards with VNB for the anticipated life of the cards, that credit card losses and theft losses associated with these cards will not exceed the industry norms as presently experienced by VNB and similar card issuers, and other factors. Moreover, if VNB enters into other co-branded programs, the affects associated with the ShopRite MasterCard may be impacted by expenses and/or income from such other programs and VNB's earnings and expenses from all its other non-card activities will have more of an impact on Valley's total income and expenses than the co-branded program.




Item 7.     Exhibits.

Press Release, dated May 28, 1996





                            SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     VALLEY NATIONAL BANCORP

Dated:  June 12, 1996                By:/s/Alan D. Eskow
                                     Alan D. Eskow
                                     Principal Accounting Officer
                                     and Corporate Secretary






                          INDEX TO EXHIBITS


99     Press Release dated May 28, 1996











ITEM 7                                                  EXHIBIT 99
FROM:     Valley National Bank     CONTACT:     John Harris
          1455 Valley Road                       (201) 305-4014
          Wayne, NJ  07474

          Wakefern Food Corporation             William Crombie
          505 Division Street                   (908) 527-3901
          Elizabeth, NJ  07207

               FREE FOOD THROUGH VALLEY NATIONAL BANK/SHOPRITE
                     CO-BRANDED SUPERMARKET CREDIT CARD

May 28, 1996--Wayne, NJ--Gerald H. Lipkin, Chairman, President and CEO of Valley National Bank and Dean Janeway, President of Wakefern Food Corporation jointly announced the introduction of the ShopRite MasterCard, the first co-branded supermarket credit card offered in this area. The new ShopRite MasterCard, which will be issued by Valley National Bank, is available to consumers that shop at ShopRite supermarkets located in New Jersey, New York, Pennsylvania, Delaware, and Connecticut.

"Unlike any other co-branded credit card programs offered to date, the multi-purpose ShopRite MasterCard provides more than the standard credit card features", stated Mr. Janeway. "The ShopRite MasterCard incorporates the features of 3 cards in 1. Cardholders can also use this card to get Price Plus instant discounts on weekly ShopRite specials and for check cashing privileges, regardless of how the consumer pays for their purchases," Mr. Janeway continued.

The ShopRite MasterCard has universal appeal because cardholders can use it to get FREE FOOD. When paying with the card, cardholders earn a 2% rebate on most ShopRite supermarket purchases, and a 1% rebate on purchases at all other locations.
Rebates are distributed in the form of ShopRite Reward
Certificates. These certificates are valid at ShopRite supermarkets and pharmacies for free food and merchandise.

Standard and Gold MasterCard cards will be issued. Some of the other key benefits of the ShopRite MasterCard account are a(n):

      -    No annual fee
      -    Interest-free payment option on ShopRite purchases
      - 9.9% APR on transferred balances guaranteed for 2 years following the account opening date
      - 7.9% introductory APR on all purchases for 6 months following the account opening date
      - $5 Bonus Reward Certificate for making the first purchase

"We are very excited about our new long-term partnership with Wakefern, the largest supermarket cooperative in America and one of the largest distributors in the northeast, and ShopRite, one of the leading supermarkets in the region. Our co-branding credit card strategy provides a method to significantly increase the bank's credit card base and employment opportunities with our institution. This is an investment in the type of venture which we feel will enable Valley to continue to grow over the long-term as an independent company," stated Mr. Lipkin.

Valley National Bank, principal subsidiary of Valley National
Bancorp (NYSE:VLY), has 80 offices serving 10 counties throughout northern New Jersey.